Exhibit 99.1

CoStar Group Announces Second Quarter Revenue Growth of 15% and
Sales Booking Growth of 39% Year-over-Year
Raises Full Year Earnings and Revenue Guidance

WASHINGTON, DC - July 26, 2017 - CoStar Group, Inc. (NASDAQ: CSGP), the leading provider of commercial real estate information, analytics and online marketplaces, announced today that revenue for the quarter ended June 30, 2017 was $237 million, an increase of 15% over revenue of $207 million in the second quarter of 2016. Company-wide net bookings were a record $37 million in the second quarter of 2017.

“We had an exceptional first half of 2017 and I am very pleased that our investments in sales, marketing, technology and research have resulted in acceleration in top-line growth and extremely strong momentum in bookings,” said Andrew C. Florance, Founder and Chief Executive Officer of CoStar Group. “Our newly minted Global Research Center in Richmond has grown to over 600 professionals driving our research productivity to new heights. Our increased research proactivity with the broker and owner community is delivering higher quality data and analytics, making CoStar’s outstanding services even better. There is no doubt that stronger research is a significant factor in our bookings and revenue growth in the first half of 2017.”

Florance continued, “CoStar Suite had its best sales quarter ever, with bookings up 23%, while revenue increased 13% year-over-year. We achieved accelerated revenue growth in our Commercial Property and Land marketplaces, which grew 17% year-over-year fueled by robust sales of LoopNet Premium Lister and our new tiered advertising sales to owners. Apartments.com revenue also grew an impressive 24% year-over-year and delivered very strong sales bookings in the quarter.”

Year 2016-2017 Quarterly Results - Unaudited
(in millions, except per share data)
	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2

Revenues	$200	$207	$213	$218	$227	$237
Net income	17	16	23	30	22	22
Net income per share - diluted	0.52	0.48	0.72	0.91	0.68	0.68
Weighted average outstanding shares - diluted	32.4	32.4	32.4	32.5	32.6	32.7

EBITDA	48	46	58	64	55	44
Adjusted EBITDA	58	56	67	75	64	54
Non-GAAP net income	31	29	36	42	34	28
Non-GAAP net income per share - diluted	0.95	0.91	1.11	1.29	1.05	0.86

Net income for the second quarter of 2017 increased to $22 million or $0.68 per diluted share compared to net income of $16 million in the second quarter of 2016. EBITDA in the second quarter of 2017 was $44 million.

Non-GAAP net income (defined below) for the quarter ended June 30, 2017 was $28 million or $0.86 per diluted share. Adjusted EBITDA (which excludes stock-based compensation and other items as defined below) was $54 million for the second quarter of 2017.

As of June 30, 2017, the Company had approximately $575 million in cash, cash equivalents and long term investments, while short and long-term debt outstanding, net of debt issuance costs, totaled approximately $305 million.

2017 Outlook
“We exceeded our second quarter top and bottom line estimates, and we are raising our full year 2017 revenue and earnings guidance,” stated Scott Wheeler, Chief Financial Officer of CoStar Group.

The Company expects revenue to be in a range of approximately $954 million to $960 million for the full year of 2017, increasing the midpoint by $7 million from the prior outlook.  For the third quarter of 2017, the Company expects revenue of approximately $243 million to $245 million.

For the full year of 2017, the Company expects non-GAAP net income per diluted share (defined below) in a range of approximately $4.42 to $4.52. For the third quarter of 2017, the Company expects non-GAAP net income per diluted share of approximately $1.09 to $1.15.

The preceding forward-looking statements reflect CoStar Group’s expectations as of July 26, 2017, including forward-looking non-GAAP financial measures on a consolidated basis. We are not able to forecast with certainty whether or when certain events, such as acquisition-related costs, the exact amounts or timing of investments, transitions, restructurings, settlements or impairments will occur in any given quarter. Given the risk factors, uncertainties and assumptions discussed above, actual results may differ materially. Other than in publicly available statements, the Company does not intend to update its forward-looking statements until its next quarterly results announcement.

Reconciliation of EBITDA, adjusted EBITDA, non-GAAP net income and non-GAAP net income per diluted share and all of the disclosed non-GAAP financial measures to their GAAP basis results are shown in detail below, along with definitions for those terms. A reconciliation of forward-looking non-GAAP guidance to the most directly comparable GAAP measure, net income, can be found within the tables included in this release.

Non-GAAP Financial Measures
For information regarding the purpose for which management uses the non-GAAP financial measures disclosed in this release and why management believes they provide useful information to investors regarding the Company’s financial condition and results of operations, please refer to the Company’s latest periodic report.

EBITDA is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) interest income (expense), (ii) provision for income taxes, and (iii) depreciation and amortization.

Adjusted EBITDA is a non-GAAP financial measure that represents EBITDA before (i) stock-based compensation expense, (ii) acquisition and integration related costs, (iii) restructuring charges and related costs, and (iv) settlements and impairments incurred outside the Company’s normal business operations.

Non-GAAP net income is a non-GAAP financial measure that represents GAAP net income attributable to CoStar Group before (i) amortization of acquired intangible assets, (ii) stock-based compensation expense, (iii) acquisition and integration related costs, (iv) purchase accounting adjustments, (v) restructuring charges and related costs, and (vi) settlements and impairments. From this figure, we then subtract an assumed provision for income taxes to arrive at non-GAAP net income. The company assumes a 38% tax rate in order to approximate our long-term effective corporate tax rate.

Non-GAAP net income per diluted share (also referred to as non-GAAP EPS) is a non-GAAP financial measure that represents non-GAAP net income divided by the number of diluted shares outstanding for the period. For periods with GAAP net losses and non-GAAP net income, the weighted-average outstanding shares used to calculate non-GAAP net income per share includes potentially dilutive securities that were excluded from the calculation of GAAP net income per share as the effect was anti-dilutive.

Earnings Conference Call
Management will conduct a conference call at 11:00 AM EDT on Thursday, July 27, 2017 to discuss earnings results for the second quarter of 2017 and the Company’s outlook. The audio portion of the conference call will be broadcast live over the Internet at www.costargroup.com/investors/events. To join the conference call by telephone, please dial (877) 260-8896 (from the United States and Canada) or (612) 332-0632 (from all other countries) and refer to conference code 426643. An audio recording of the conference call will be available for replay approximately one hour after the call's completion and will remain available for a period of time following the call. To access the recorded conference call, please dial (800) 475-6701 (from the U.S. and Canada) or (320) 365-3844 (from all other countries) using access code 426643. The webcast replay will also be available in the Investors section of CoStar Group's website for a period of time following the call.

CoStar Group, Inc.
Condensed Consolidated Statements of Operations-Unaudited
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Revenues	$237,153	$206,869	$463,706	$406,608
Cost of revenues	55,273	42,679	106,619	85,579
Gross margin	181,880	164,190	357,087	321,029

Operating expenses:
Selling and marketing	91,726	80,468	168,128	155,672
Software development	23,144	19,547	45,518	37,182
General and administrative	34,557	30,227	68,552	57,703
Customer base amortization	4,570	5,829	9,344	12,052
	153,997	136,071	291,542	262,609

Income from operations	27,883	28,119	65,545	58,420
Interest and other income	605	159	1,034	243
Interest and other expense	(2,693)	(2,455)	(5,379)	(4,964)
Income before income taxes	25,795	25,823	61,200	53,699
Income tax expense	3,611	10,247	16,886	21,402
Net income	$22,184	$15,576	$44,314	$32,297

Net income per share - basic	$0.68	$0.48	$1.37	$1.01
Net income per share - diluted	$0.68	$0.48	$1.36	$1.00

Weighted average outstanding shares - basic	32,406	32,186	32,341	32,135
Weighted average outstanding shares - diluted	32,739	32,448	32,651	32,415

CoStar Group, Inc.
Reconciliation of Non-GAAP Financial Measures-Unaudited
(in thousands, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$22,184	$15,576	$44,314	$32,297
Income tax expense	3,611	10,247	16,886	21,402
Income before income taxes	25,795	25,823	61,200	53,699
Amortization of acquired intangible assets	9,340	11,516	20,233	23,435
Stock-based compensation expense	10,103	9,339	19,460	17,670
Acquisition and integration related costs	411	811	772	2,258
Settlements and impairments	—	—	(760)	—
Non-GAAP income before income taxes	45,649	47,489	100,905	97,062
Assumed rate for income tax expense *	38%	38%	38%	38%
Assumed provision for income tax expense	(17,347)	(18,046)	(38,344)	(36,884)
Non-GAAP net income	$28,302	$29,443	$62,561	$60,178

Net income per share - diluted	$0.68	$0.48	$1.36	$1.01
Non-GAAP net income per share - diluted	$0.86	$0.91	$1.92	$1.86

Weighted average outstanding shares - basic	32,406	32,186	32,341	32,135
Weighted average outstanding shares - diluted	32,739	32,448	32,651	32,415

* A 38% tax rate is assumed, which approximates our long-term effective corporate tax rate, excluding the impact of a discrete item related to excess tax benefits from stock-based compensation.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA
	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income	$22,184	$15,576	$44,314	$32,297
Amortization of acquired intangible assets in cost of revenues	4,770	5,687	10,889	11,383
Amortization of acquired intangible assets in operating expenses	4,570	5,829	9,344	12,052
Depreciation and other amortization	6,520	5,924	12,925	11,526
Interest and other income	(605)	(159)	(1,034)	(243)
Interest and other expense	2,693	2,455	5,379	4,964
Income tax expense	3,611	10,247	16,886	21,402
EBITDA	$43,743	$45,559	$98,703	$93,381
Stock-based compensation expense	10,103	9,339	19,460	17,670
Acquisition and integration related costs	411	811	772	2,258
Settlements and impairments	—	—	(760)	—
Adjusted EBITDA	$54,257	$55,709	$118,175	$113,309

CoStar Group, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2017	December 31, 2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$564,638	$567,223
Accounts receivable, net	51,512	48,537
Income tax receivable	—	129
Prepaid expenses and other current assets	19,837	11,602
Total current assets	635,987	627,491

Long-term investments	9,952	9,952
Deferred income taxes, net	7,834	7,273
Property and equipment, net	85,779	87,568
Goodwill	1,280,271	1,254,866
Intangible assets, net	198,097	195,965
Deposits and other assets	2,099	1,948
Total assets	$2,220,019	$2,185,063

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$85,789	$83,916
Current portion of long-term debt	21,945	31,866
Deferred revenue	43,167	39,164
Total current liabilities	150,901	154,946

Long-term debt, less current portion	282,881	306,473
Deferred gain on sale of building	17,454	18,715
Deferred rent	31,077	31,589
Deferred income taxes, net	20,218	18,386
Income taxes payable	753	741

Stockholders' equity	1,716,735	1,654,213
Total liabilities and stockholders' equity	$2,220,019	$2,185,063

CoStar Group, Inc.
Condensed Consolidated Statements of Cash Flows - Unaudited
(in thousands, unaudited)

	Six Months Ended June 30,
	2017	2016
Operating activities:
Net income	$44,314	$32,297
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,158	34,961
Amortization of debt issuance costs	1,487	1,610
Stock-based compensation expense	19,460	17,670
Deferred income tax expense, net	3,434	3,474
Provision for losses on accounts receivable	2,349	5,108
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(5,177)	(10,868)
Prepaid expenses and other current assets	(7,887)	(2,616)
Deposits and other assets	(103)	482
Accounts payable and other liabilities	605	4,956
Deferred revenue	3,723	(380)
Net cash provided by operating activities	95,363	86,694

Investing activities:
Proceeds from sale and settlement of investments	—	4,700
Purchases of property and equipment and other assets	(12,674)	(7,394)
Acquisitions, net of cash acquired	(45,068)	(10,795)
Net cash used in investing activities	(57,742)	(13,489)

Financing activities:
Payments of long-term debt	(35,000)	(20,000)
Repurchase of restricted stock to satisfy tax withholding obligations	(13,456)	(13,967)
Proceeds from exercise of stock options and employee stock purchase plan	7,683	3,837
Net cash used in financing activities	(40,773)	(30,130)

Effect of foreign currency exchange rates on cash and cash equivalents	567	(742)
Net increase (decrease) in cash and cash equivalents	(2,585)	42,333
Cash and cash equivalents at the beginning of period	567,223	421,818
Cash and cash equivalents at the end of period	$564,638	$464,151

CoStar Group, Inc.
Results of Segments-Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues
North America	$229,826	$199,859	$449,167	$393,120
International
External customers	7,327	7,010	14,539	13,488
Intersegment revenues *	11	10	22	21
Total International revenues	7,338	7,020	14,561	13,509
Intersegment eliminations	(11)	(10)	(22)	(21)
Total revenues	$237,153	$206,869	$463,706	$406,608

EBITDA
North America	$43,364	$45,127	$97,797	$91,991
International	379	432	906	1,390
Total EBITDA	$43,743	$45,559	$98,703	$93,381

*Intersegment revenues recorded were attributable to services performed for the Company's wholly owned subsidiary, CoStar Portfolio Strategy by Grecam S.A.S. (“Grecam”), a wholly owned subsidiary of CoStar Limited, the Company’s wholly owned U.K. holding company. Intersegment revenues are recorded at an amount the Company believes approximates fair value. North America EBITDA includes a corresponding cost for the services performed by Grecam for CoStar Portfolio Strategy.

CoStar Group, Inc.
Revenues by Services-Unaudited
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Information and analytics
CoStar Suite	$113,794	$101,074	$223,773	$198,708
Information services	18,312	19,425	36,648	38,850
Online marketplaces
Multifamily	68,076	54,860	132,067	107,098
Commercial property and land	36,971	31,510	71,218	61,952
Total revenues	$237,153	$206,869	$463,706	$406,608

CoStar Group, Inc. Reconciliation of Non-GAAP Financial Measures with 2016-2017 Quarterly Results - Unaudited
(in millions, except per share data)

Reconciliation of Net Income to Non-GAAP Net Income

	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$16.7	$15.6	$23.2	$29.6	$22.1	$22.2
Income tax expense	11.2	10.2	14.2	16.0	13.3	3.6
Income before income taxes	27.9	25.8	37.4	45.5	35.4	25.8
Amortization of acquired intangible assets	11.9	11.5	11.3	10.8	10.9	9.3
Stock-based compensation expense	8.3	9.3	9.3	9.4	9.4	10.1
Acquisition and integration related costs	1.5	0.8	—	—	0.4	0.4
Restructuring and related costs	—	—	0.1	1.8	—	—
Settlements and impairments	—	—	—	—	(0.8)	—
Non-GAAP income before income taxes	49.6	47.5	58.1	67.5	55.3	45.6
Assumed rate for income tax expense *	38%	38%	38%	38%	38%	38%
Assumed provision for income tax expense	(18.9)	(18.0)	(22.1)	(25.6)	(21.0)	(17.3)
Non-GAAP net income	$30.7	$29.4	$36.0	$41.8	$34.3	$28.3

Non-GAAP net income per share - diluted	$0.95	$0.91	$1.11	$1.29	$1.05	$0.86

Weighted average outstanding shares - basic	32.1	32.2	32.2	32.2	32.3	32.4
Weighted average outstanding shares - diluted	32.4	32.4	32.4	32.5	32.6	32.7

* A 38% tax rate is assumed, which approximates our long-term effective corporate tax rate, excluding the impact of a discrete item related to excess tax benefits from stock-based compensation.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2016				2017
	Q1	Q2	Q3	Q4	Q1	Q2

Net income	$16.7	$15.6	$23.2	$29.6	$22.1	$22.2
Amortization of acquired intangible assets	11.9	11.5	11.3	10.8	10.9	9.3
Depreciation and other amortization	5.6	5.9	6.8	6.3	6.4	6.5
Interest and other income	(0.1)	(0.2)	(0.3)	(1.2)	(0.4)	(0.6)
Interest and other expense	2.5	2.5	2.5	2.6	2.7	2.7
Income tax expense	11.2	10.2	14.2	15.9	13.3	3.6
EBITDA	$47.8	$45.6	$57.7	$64.0	$55.0	$43.7
Stock-based compensation expense	8.3	9.3	9.3	9.4	9.4	10.1
Acquisition and integration related costs	1.5	0.8	—	—	0.4	0.4
Restructuring and related costs	—	—	0.1	1.8	—	—
Settlements and impairments	—	—	—	—	(0.8)	—
Adjusted EBITDA	$57.6	$55.7	$67.1	$75.2	$63.9	$54.3

CoStar Group, Inc.
Reconciliation of Forward-Looking Guidance-Unaudited
(in thousands, except per share data)

Reconciliation of Forward-Looking Guidance, Net Income to Non-GAAP Net Income
	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2017		Ended December 31, 2017
	Low	High	Low	High

Net income	$24,000	$27,000	$99,000	$105,000
Income tax expense	12,500	14,300	54,000	56,000
Income before income taxes	36,500	41,300	153,000	161,000
Amortization of acquired intangible assets	8,400	8,300	36,000	36,000
Stock-based compensation expense	11,000	10,000	42,000	40,000
Acquisition and integration related costs	2,000	1,000	3,000	2,000
Restructuring and related costs	—	—	—	—
Settlements and impairments	—	—	(800)	(800)
Non-GAAP income before income taxes	57,900	60,600	233,200	238,200
Assumed rate for income tax expense *	38%	38%	38%	38%
Assumed provision for income tax expense	(22,000)	(23,000)	(88,600)	(90,500)
Non-GAAP net income	$35,900	$37,600	$144,600	$147,700

Net income per share - diluted	$0.73	$0.82	$3.03	$3.21
Non-GAAP net income per share - diluted	$1.09	$1.15	$4.42	$4.52

Weighted average outstanding shares - diluted	32,800	32,800	32,700	32,700

* A 38% tax rate is assumed, which approximates our long-term effective corporate tax rate, excluding the impact of a discrete item related to excess tax benefits from stock-based compensation.

Reconciliation of Forward-Looking Guidance, Net Income to Adjusted EBITDA

	Guidance Range		Guidance Range
	For the Three Months		For the Twelve Months
	Ended September 30, 2017		Ended December 31, 2017
	Low	High	Low	High
Net income	$24,000	$27,000	$99,000	$105,000
Amortization of acquired intangible assets	8,400	8,300	36,000	36,000
Depreciation and other amortization	6,800	6,800	27,500	27,500
Interest and other expense, net	2,600	2,600	9,600	9,600
Income tax expense	12,500	14,300	54,000	56,000
Stock-based compensation expense	11,000	10,000	42,000	40,000
Acquisition and integration related costs	2,000	1,000	3,000	2,000
Restructuring and related costs	—	—	—	—
Settlements and impairments	—	—	(800)	(800)
Adjusted EBITDA	$67,300	$70,000	$270,300	$275,300

All Contacts

Scott Wheeler
Chief Financial Officer
(202) 336-6920
swheeler@costar.com

Richard Simonelli
Vice President, Investor Relations
(202) 346-6394
rsimonelli@costar.com

About CoStar Group, Inc.

CoStar Group, Inc. (NASDAQ: CSGP) is the leading provider of commercial real estate information, analytics and online marketplaces. Founded in 1987, CoStar conducts expansive, ongoing research to produce and maintain the largest and most comprehensive database of commercial real estate information. Our suite of online services enables clients to analyze, interpret and gain unmatched insight on commercial property values, market conditions and current availabilities. LoopNet is the most heavily trafficked commercial real estate marketplace online with over 5 million monthly unique visitors per month. Apartments.com, ApartmentFinder.com, ApartmentHomeLiving.com, Westside Rentals and Apartamentos.com form the premier online apartment resource for renters seeking great apartment homes and provide property managers and owners a proven platform for marketing their properties. Through an exclusive partnership with Move, a subsidiary of News Corporation, Apartments.com is the exclusive provider of apartment community listings across Move’s family of websites, which include realtor.com®, doorsteps.com and move.com. CoStar Group’s websites attracted an average of over 37 million unique monthly visitors in aggregate in the second quarter of 2017. Headquartered in Washington, DC, CoStar maintains offices throughout the U.S. and in Europe and Canada with a staff of over 3,500 worldwide, including the industry’s largest professional research organization. For more information, visit www.costargroup.com.

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about CoStar Group's financial expectations, the Company's plans, objectives, expectations and intentions and other statements including words such as “hope,” "anticipate," "may," "believe," "expect," "intend," "will," "should," "plan," "estimate," "predict," "continue" and "potential" or the negative of these terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of management of CoStar Group and are subject to significant risks and uncertainties. Actual results may differ materially from the results anticipated in the forward-looking statements. The following factors, among others, could cause or contribute to such differences:  the risk that the trends stated or implied by this release cannot or will not be sustained at the current pace, including trends related to sales, bookings, top-line growth, revenue, earnings, and research productivity; the risk that the Company is unable to sustain current revenue and earnings growth rates or increase them; the risk that revenues for the third quarter and full year 2017 will not be as stated in this press release; the risk that net income for the third quarter and full year 2017 will not be as stated in this press release; the risk that non-GAAP net income and non-GAAP net income per diluted share for the third quarter and full year 2017 will not be as stated in this press release; the risk that adjusted EBITDA for the third quarter and full year 2017 will not be as stated in this press release; and the risk that costs actually incurred in connection with the Xceligent litigation differ from estimates included within the Company’s forecast, which differences may be material.  Additional factors that could cause results to differ materially from those anticipated in the forward-looking statements can be found in CoStar’s Annual Report on Form 10-K for the year ended December 31, 2016, and CoStar’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, each of which is filed with the SEC, including in the “Risk Factors” section of those filings, and the Company’s other filings with the SEC available at the SEC’s website (www.sec.gov). CoStar assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.